                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                 --------------

                                   FORM 8-K/A

                                 --------------

                               AMENDMENT NO. 1 TO
                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

           Date of earliest event reported: June 4, 2001 (May 4, 2001)

                           TELEMATE.NET SOFTWARE, INC.
               (Exact Name of Registrant as Specified in Charter)

            GEORGIA                             0-26735                         58-1656726
(State or Other Jurisdiction of        (Commission File Number)    (I.R.S. Employer Identification No.)
        Incorporation)

          4250 PERIMETER PARK SOUTH, SUITE 200, ATLANTA, GEORGIA 30341
                (Address of Principal Executive Offices)       (Zip Code)

                                 (770) 936-3700
              (Registrant's telephone number, including area code)

                                EXPLANATORY NOTE

         This Report on Form 8-K/A amends and restates in their entirety Items 5 and 7 of the Current Report on Form 8-K of Telemate.Net Software Inc. filed with the Securities and Exchange Commission on May 16, 2001 (the "Form 8-K"). Items 5 and 7 of the Form 8-K have been amended to reflect that on June 1, 2001, Verso Technologies, Inc. and Telemate.Net Software, Inc. amended the Agreement and Plan of Merger and the Series B Preferred Stock Purchase Agreement, both dated May 4, 2001, as discussed herein.

ITEM 5. OTHER EVENTS.

         On May 4, 2001, Telemate.Net Software, Inc., a Georgia corporation ("Telemate.Net"), signed a definitive Agreement and Plan of Merger (the "Merger Agreement") with Verso Technologies, Inc., a Minnesota corporation ("Verso"). According to the Merger Agreement, Verso will acquire Telemate.Net effective on and as of the closing date (which has not yet been determined), by merging its wholly-owned subsidiary with and into Telemate.Net, with Telemate.Net surviving as a wholly-owned subsidiary of Verso. The proposed transaction remains subject to the approval of the shareholders of both Telemate.Net and Verso at a meeting of the shareholders for each company. The date of the Telemate.Net shareholders' meeting has not yet been determined. In anticipation of the shareholders' meeting, the Board of Directors intends to solicit proxies by filing a combined proxy statement/registration statement on Form S-4 with the Securities and Exchange Commission. The proposed merger is intended to qualify as a tax-free reorganization and will be accounted for under the purchase method of accounting.

         At the effective time of the merger (the "Effective Time"), all shares of Telemate.Net common stock will be canceled and converted into their pro rata share (based on all outstanding Telemate.Net shares and vested in-the-money stock options at such time) of the number of shares of Verso common stock that value, in the aggregate, $30.0 million, which value shall be determined based upon the average of the daily closing price per share of the Verso common stock for each of the trading days in the period commencing on (and including) April 20, 2001 and ending on (and including) May 17, 2001, provided that such average price used to value the Verso common stock shall not be less than $0.85 or more than $1.15 per share. Based upon this provision, the number of shares of Verso common stock to be issued in the merger will be calculated using the $1.15 per share price. The aggregate merger consideration is subject to certain adjustments, however, including a dollar-for-dollar reduction in the event that Telemate.Net has less than $20.0 million in unrestricted cash at closing after restructuring charges and transaction expenses. Any amount of money paid by Telemate.Net to Verso pursuant to the Stock Purchase Agreement between Telemate.Net and Verso (as described below) will be deducted from Telemate.Net's $20.0 million unrestricted cash requirement. Each share of Verso common stock issued pursuant to the Merger Agreement will be registered pursuant to a Form S-4 Registration Statement, which will be filed with the Securities and Exchange Commission. Under the Merger Agreement, Verso will assume all outstanding Telemate.Net stock options and will convert them into options to purchase shares of Verso common stock.

         Specifically, the Merger Agreement provides that at the Effective Time, each share of Telemate.Net common stock then outstanding will be converted into the right to receive a Pro Rata Portion of the Merger Consideration. "Pro Rata Portion" and "Merger Consideration" are defined in the Merger Agreement as follows:

         (a) "Merger Consideration" shall mean a number of shares of fully paid and nonassessable shares of Verso's common stock, $.01 par value per share ("Company

                  Common Stock"), equal to the sum of (x) $30.0 million less the amount by which the Unrestricted Cash (as hereinafter defined) is less than Minimum Cash Requirement (as hereinafter defined) divided by the Average Price (as hereinafter defined); plus
                  (y) the number of shares of Company Common Stock that could be purchased (assuming the purchase price therefor equaled the greater of (A) the average closing price per share of Company Common Stock, as reported on The NASDAQ National Market ("NASDAQ"), for the ten trading days immediately preceding the date (the "Closing Date") of the closing of the transactions contemplated by the Merger Agreement (the "Average Closing Price") and (B) the closing price per share of Company Common Stock on the trading day immediately preceding the Closing
                  Date) with the aggregate cash proceeds payable to Telemate.Net upon exercise for cash of the vested portions of all outstanding Telemate.Net Stock Options (as hereinafter defined) that have an exercise price per share less than the value of the shares of Company Common Stock comprising the Exchange Ratio (as hereinafter defined), where such shares are valued at the greater of (A) the Average Closing Price and (B) the closing price per share of Company Common Stock on the trading day immediately preceding the Closing Date, and vesting is determined as of the Effective Time (such Telemate.Net Stock Options are referred to herein as the "Telemate.Net In-the-Money Options");

         (b) "Pro Rata Portion" shall mean one share of Telemate.Net Common Stock divided by the sum of (x) all of the outstanding shares of Telemate.Net Common Stock plus (y) all of the shares of Telemate.Net Common Stock issuable upon the exercise for cash of the vested portions of all Telemate.Net In-the-Money Options;

         (c) "Average Price" shall mean the arithmetic average of the daily closing price per share, rounded to four decimal places, of the Company Common Stock as reported on NASDAQ for each of the trading days in the period commencing on (and including) April 20, 2001 and ending on (and including) May 17, 2001; provided, however, that if (x) the Average Price as so determined is less than $0.85, then the Average Price for purposes of the Merger Agreement shall be $0.85; or (y) the Average Price as so determined is more than $1.15, then the Average Price for purposes of the Merger Agreement shall be $1.15;

         (d) "Unrestricted Cash" shall mean the amount of cash and cash equivalents shown on Telemate.Net's balance sheet prepared in accordance with generally accepted accounting principles consistently applied as of the Effective Time;

         (e) "Minimum Cash Requirement" shall mean the amount equal to the sum of (x) $20.0 million plus (y) any of Telemate.Net's unpaid restructuring or transaction costs in any way related to the transactions contemplated by the Merger Agreement, including, any unpaid severance amounts, less (z) the sum of (A) the amount (if any) (the "Purchase Amount") used by Telemate.Net to purchase certain convertible preferred shares to be issued by the Company pursuant to that certain Series B Preferred Stock Purchase Agreement by and between Telemate.Net and the Company discussed elsewhere herein plus (B) if the Effective Time occurs after August 1, 2001, then one-half of the amount of Telemate.Net's weekly costs (to the extent that such aggregate costs do not exceed $60,000.00 per week) attributable to personnel or activities required by Telemate.Net to operate its business prior to the Effective Time and not intended to be retained or continued by the Company after the Effective Time for each week (or portion thereof) following August 1, 2001 in which the Effective

                  Time does not occur plus (C) accrued interest on the Purchase Amount at the rate of 7.5% per annum, compounded annually;

         (f) "Exchange Ratio" shall mean the number of shares of Parent Common Stock into which one share of Telemate.Net Common Stock shall be converted in accordance with the Merger Agreement; and

         (g) "Telemate.Net Stock Option" shall mean each option or warrant granted by Telemate.Net to purchase shares of Telemate.Net Common Stock that is outstanding and unexercised immediately prior to the Effective Time.

         The Merger Agreement also provides that each Telemate.Net Stock Option shall be converted automatically into an option to purchase such number of shares of Verso common stock equal to the product of the number of shares of Telemate.Net common stock such option could purchase and the Exchange Ratio, at a purchase price per share of Verso common stock equal to the per share exercise price of such Telemate.Net Stock Option divided by the Exchange Ratio.

         Pursuant to the Merger Agreement, Verso has agreed that its Board of Directors shall take all action necessary to appoint to the Verso Board two persons selected by Telemate.Net's Board of Directors and reasonably acceptable to the Verso Board, with such appointment to be effective at or immediately prior to the Effective Time. If the Merger Agreement is terminated pursuant to its terms for (i) failure of either Verso or Telemate.Net to receive the requisite shareholder approval, (ii) a breach of any representation, warranty, covenant or agreement of the Merger Agreement by either party that remains uncured for 30 days after written notice of such breach, (iii) a modification or withdrawal of either party's recommendation to its shareholders to approve the merger or either party has resolved to do so, or (iv) failure of the Effective Time to occur by December 31, 2001, and at such time there shall exist, or be proposed, a competing transaction with respect to either party, and such party executes a definitive agreement for, or subsequently closes upon, any competing transaction within 12 months from such date, then the party that fails to receive shareholder approval, the breaching party, the party that changes its recommendation or resolves to do so, or the party involved in a competing transaction, as the case may be, must pay a termination fee of $4.0 million plus up to $1.0 million in expenses to the other party.

         The Merger Agreement contains representations, conditions, indemnifications, provisions, covenants and other provisions typical for similar transactions. The consummation of the Merger and the transactions contemplated by the Merger Agreement are subject to certain conditions, including approval by the respective shareholders of Telemate.Net and the Company, and the declaration of effectiveness by the Securities and Exchange Commission of the registration statement to be filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), covering the Merger Consideration.

         In connection with the Merger Agreement, Telemate.Net entered into a voting agreement with the directors and senior executive officers of Verso (the "Telemate.Net Voting Agreement"), and Verso entered into a voting agreement with the directors and senior executive officers of Telemate.Net (the "Verso Voting Agreement").

         Pursuant to the Verso Voting Agreement, each of the directors and executive officers of Telemate.Net, who hold in the aggregate approximately 37.3% of the outstanding shares of Telemate.Net common stock, have, among other things, (i) agreed not to sell, pledge or otherwise dispose of the shares of the Telemate.Net common stock held by such officers and directors (the "Telemate.Net Shares"), (ii) agreed not to deposit the Telemate.Net Shares in a voting trust or enter into a voting agreement with respect to such shares, (iii) granted an irrevocable proxy to Verso to vote the Telemate.Net Shares in favor of the adoption of Merger Agreement and approval of the merger, and (iv) agreed to execute and deliver to Verso at the Effective Time a written agreement, substantially in the form attached hereto as Exhibit 99.4 (an "Affiliate Agreement"), which agreement provides that such person will not offer to sell or otherwise dispose of any shares of Verso common stock issued to such person pursuant to the merger, except in accordance with the terms of the Affiliate Agreement, which includes certain restrictions on the timing and volume of sales of Verso common stock by such persons.

         Pursuant to the Telemate.Net Voting Agreement, each of the directors and senior executive officers of Verso, who hold in the aggregate approximately 1.5% of the outstanding shares of Verso common stock, have, among other things,
(i) agreed not to sell, pledge or otherwise dispose of the shares of Verso common stock held by such officers and directors (the "Verso Shares"), (ii) agreed not to deposit the Verso Shares in a voting trust or enter into a voting agreement with respect to such shares, and (iii) granted an irrevocable proxy to Telemate.Net to vote the Verso Shares in favor of the adoption of Merger Agreement and approval of the merger.

         On June 1, 2001, Verso and Telemate.Net executed the First Amendment to the Merger Agreement whereby the Merger Agreement was amended to provide for adjustments to the merger consideration if, but only if, Telemate.Net purchases shares of Verso's Series B Preferred Stock as contemplated by the Stock Purchase Agreement entered into between Verso and Telemate.Net on May 4, 2001, and amended on June 1, 2001, as described elsewhere in this Report. If Telemate.Net purchases the shares of the Series B Preferred Stock pursuant to the terms of the Stock Purchase Agreement, then the minimum cash requirement will be reduced by up to $500,000 of Telemate.Net in-the-money options (then based on the aggregate proceeds upon the cash exercise thereof) that terminate on or before December 31, 2001 and increased by unpaid restructuring or transactions costs related to the merger, including the first $500,000 of fees and expenses of The Robinson-Humphrey Company, LLC, financial advisor to Telemate.Net ("Robinson-Humphrey"), and 50% of all fees and expenses of Robinson-Humphrey over such amount. In addition, the aggregate merger consideration will be adjusted on a dollar-for-dollar basis, up to a maximum of $1.0 million, in the event an alleged patent infringement is determined to have a material adverse effect on Telemate.Net's business for purposes of the merger agreement. Such determination shall be made by an independent arbitrator if requested by Verso no later than ten (10) days prior to the anticipated closing date for the merger.

         For the purposes of the First Amendment to the Merger Agreement:

         (a) "Merger Consideration" shall mean a number of shares of fully paid and nonassessable shares of Company Common Stock equal to
                  (x) $30.0 million less (A) the amount by which the Unrestricted Cash is less than Minimum Cash Requirement (as defined below) and (B) the Infringement Amount (as defined below), divided by the Average Price (as defined above); plus
                  (y) the number of shares of Company Common Stock that could be purchased (assuming the purchase price equaled the greater of (A) the Average Closing Price (as defined above) and (B) the closing price per share of Company Common Stock on the trading day immediately preceding the Closing Date) with the aggregate cash proceeds payable to Telemate.Net upon exercise for cash of the vested portions of all outstanding Telemate.Net Stock Options (as defined above) that have an exercise price per share less than the value of the shares of Company Common Stock comprising the Exchange Ratio (as defined above), where such shares are valued at the greater of (A) the Average Closing Price and (B) the closing price per share of Company Common Stock on the trading day immediately preceding the Closing Date and vesting is determined as of the Effective Time (such Telemate.Net Stock Options are referred to herein as the "Telemate.Net In-the-Money Options");

         (b) "Minimum Cash Requirement" shall mean the amount equal to (u) $20.0 million, plus (v) any of Telemate.Net's unpaid restructuring or transaction costs in any way related to the transactions contemplated by the Merger, including (i) any unpaid severance amounts, (ii) the first $500,000 of fees and expenses of Robinson-Humphrey, and (iii) 50% of the fees and expenses of Robinson-Humphrey in excess of $500,000, less (w) the Cash Adjustment Amount (as defined below), less (x) the amount, if any, (the "Purchase Amount"), used by Telemate.Net to purchase shares of the Series B Preferred Stock pursuant to the Purchase Agreement, less (y) if the Effective Time occurs after August 1, 2001, one-half of the amount of Telemate.Net's weekly costs (to the extent that such aggregate costs do not exceed $50,000.00 per week) attributable to personnel or activities required by Telemate.Net to operate its business prior to the Effective Time and not intended to be retained or continued by Verso after the Effective Time for each week (or portion thereof) following August 1, 2001 in which the Effective Time does not occur, less (z) all accrued interest on the Purchase Amount at the rate of 7.5% per annum, compounded annually;

         (c) "Cash Adjustment Amount" shall mean the amount equal to the sum of (x) the proceeds payable upon exercise of the Telemate.Net In-the-Money Options (based upon the aggregate cash proceeds payable upon exercise thereof for cash) that terminate by their terms on or before December 31, 2001, plus
                  (y) the proceeds payable to Telemate.Net pursuant to any binding agreement to sell any of its assets entered into before the Effective Time, provided that a steering committee comprised of four individuals, two designated by Verso's Chairmen of the Board and two designated by Telemate.Net's Chairmen of the Board (the "Steering Committee"), reasonably believes that any such asset sale will be completed on or before December 31, 2001, plus (z) the proceeds payable to Telemate.Net on or before December 31, 2001 arising out of (A) the sale by Telemate.Net of its products or services to the extent such sales would cause Telemate.Net to exceed its revenue projections for the year ending December 31, 2001, or
                  (B) other transactions entered into outside of the ordinary course of business, provided that, in the case of clauses (A) or (B), such transactions are approved by the Steering Committee as being appropriate for inclusion in this calculation; provided further, however, that in no event shall the cash adjustment amount exceed $500,000; and

         (d) "Infringement Amount" shall mean an amount equal to the amount determined by expedited binding arbitration by an arbitrator (who shall be selected in accordance with the terms of the Merger Agreement upon the request of Verso made at any time on and after June 1, 2001 and prior to the tenth (10th) day before the date on which the parties reasonably expect the Effective Time to occur) relating to any patent infringement alleged against Telemate.Net prior to June 1, 2001 if Verso in its reasonable judgment determines that the alleged patent infringement could reasonably be expected to have a material adverse effect on Telemate.Net's business for purposes of the Merger Agreement. Notwithstanding the foregoing or anything in the Merger Agreement to the contrary, (x) in no event shall the infringement amount exceed $1.0 million; (y) upon the Company's determination that such alleged patent infringement z could reasonably be expected to have a material adverse effect on Telemate.Net's business, Verso shall promptly request the commencement of the aforesaid expedited arbitration; and (z) upon the commencement of such expedited arbitration, such alleged patent infringement shall cease to (and shall not thereafter) have a material adverse effect on Telemate.Net's business for any purpose of the Merger Agreement.




         Concurrently with the execution of the Merger Agreement, Telemate.Net and Verso entered into the Stock Purchase Agreement. The parties amended the Stock Purchase Agreement concurrently with the amendment of the Merger Agreement on June 1, 2001. Under the Stock Purchase Agreement, as amended, Telemate.Net has agreed to purchase up to 750,000 shares of Verso's non-voting Series B Preferred Stock for an aggregate purchase price of $15.0 million (the "Purchase") to help fund Verso's acquisition of NACT Telecommunications, Inc., a Delaware corporation ("NACT") from WA Telcom Products Co., Inc., a Delaware corporation. The closing of the Purchase shall occur on the date Verso closes the acquisition of NACT, or at such other time and place as Telemate.Net and Verso mutually agree upon orally or in writing. The Series B Preferred Stock of Verso will accrue dividends at an initial rate of 10% per annum through December 31, 2001, increasing to 15% after December 31, 2001 should such shares remain outstanding after that time. Each share of Series B Preferred Stock will be entitled to receive out of the assets of Verso prior to any distribution to the holders of Verso common stock, an amount equal to (x) in the event of the voluntary or involuntary dissolution of Verso, prior to December 31, 2001, $20.00 per share of Series B Preferred Stock; and (y) in the event such dissolution occurs after December 31, 2001, $25.00 per share of Series B Preferred Stock, plus in each case accumulated but unpaid dividends and interest thereon. The Series B Preferred Stock also will be redeemable for $20 per share, plus accumulated but unpaid dividends and interest thereon, by Verso on or before December 31, 2001, or for $25 per share, plus accumulated but unpaid dividends and interest thereon, at the option of Telemate.Net after December 31, 2001. The Series B Preferred Stock will also be convertible (subject to certain limitations) into a number of shares of Verso common stock that equals 19.9% of the number of shares of Verso common stock outstanding on May 4, 2001. In the event Telemate.Net acquires shares of Verso's Series B Preferred Stock and such shares remain outstanding after December 31, 2001, Telemate.Net shall have the right to require Verso to register with the Securities and Exchange Commission any shares of common stock issuable upon conversion of such shares of Series B Preferred Stock.

         In addition, upon the consummation of Verso's acquisition of NACT, Verso will grant to Telemate.Net a second-priority security interest in the capital stock of NACT to secure Verso's obligation to redeem, under certain circumstances, the shares of Verso's Series B Preferred Stock held by Telemate.Net.

         The descriptions contained herein of the Merger Agreement, the First Amendment to the Merger Agreement, the Stock Purchase Agreement, the First Amendment to the Stock Purchase Agreement, the Verso Voting Agreement, the Telemate.Net Voting Agreement and the Affiliate Agreement are qualified in their entirety by reference to the full text of such documents which are filed as Exhibits 2.1, 2.2, 99.1, 99.2, 99.3, 99.4, and 99.5, respectively, to this report.

         A copy of the press release issued by Telemate.Net on May 7, 2001 announcing the execution of the Merger Agreement is attached hereto as Exhibit
99.6 and is incorporated herein by reference.

                           Forward-Looking Statements

         Certain of the information included in this report, including statements regarding Telemate.Net's proposed merger with Verso, investment in Verso Series B Preferred Stock, and plans to reduce its workforce, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and Telemate.Net intends that such forward-looking statements be subject to the safe harbors created thereby. These forward-looking statements reflect management's current views with respect to future events and financial performance, but are subject to many uncertainties and factors relating to operations and business environment that may cause actual results to be materially different from any future results expressed or implied by such forward-looking statements. The expected benefits of the proposed combination of Telemate.Net and Verso may not be realized for a number of reasons, including the following: the merger may not be approved by the shareholders of Telemate.Net and Verso, or the other conditions of closing may not be satisfied; the announcement of the merger may disrupt the companies' normal sales cycles because customers may delay new orders until the merger is completed and the product lines are combined; and the reduction in force may not result in cash savings at anticipated levels. In addition, if Telemate.Net invests in Verso's Series B preferred Stock upon Verso's acquisition of NACT but the merger of Verso and Telemate.Net does not close, Telemate.Net could be forced to hold the Series B Preferred Stock investment longer than currently anticipated. For further information about these and other factors that could affect Telemate.Net's future results, please see Exhibit 99.1 attached to Telemate.Net's Quarterly Report on Form 10-Q filed with the SEC on May 15, 2001.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)-(b)           Financial Statements and Pro Forma Financial
                           Information.

                           None.

         (c)      Exhibits.

                  2.1 Agreement and Plan of Merger dated as of May 4, 2001 among Verso Technologies, Inc., Telemate.Net
                           Software, Inc. and Titan Acquiring Sub, Inc. (The schedules to the Agreement and Plan of Merger have been omitted from this report pursuant to Item
                           601(b)(2) of Regulation S-K, and the Registrant agrees to furnish copies of such omitted exhibits and schedules supplementally to the Securities and Exchange Commission upon request.) (*)

                  2.2 First Amendment to the Agreement and Plan of Merger dated June 1, 2001 among Verso Technologies, Inc.,
                           Telemate.Net Software, Inc. and Titan Acquiring Sub,
                           Inc.

                  99.1 Series B Preferred Stock Purchase Agreement dated as of May 4, 2001 between Verso Technologies, Inc. and
                           Telemate.Net Software, Inc. (Certain of the exhibits and schedules to the Stock Purchase Agreement have been omitted from this report pursuant to Item
                           601(b)(2) of Regulation S-K, and the Registrant agrees to furnish copies of such omitted exhibits and schedules supplementally to the Securities and Exchange Commission upon request.) (*)

                  99.2     First Amendment to the Series B preferred Stock
                           Purchase Agreement dated as of June 1, 2001 between
                           Verso Technologies, Inc. and Telemate.Net Software,
                           Inc. (Certain of the exhibits and schedules to the Stock Purchase Agreement have been omitted from this report pursuant to Item 601(b)(2) of Regulation S-K, and the Registrant agrees to furnish copies of such omitted exhibits and schedules supplementally to the Securities and Exchange Commission upon request.)

                  99.3 The Verso Voting Agreement entered into in connection with the Merger Agreement. (*)

                  99.4 The Telemate.Net Voting Agreement entered into in connection with the Merger Agreement. (*)

                  99.5 Form of Affiliate Agreement to be executed in connection with the Merger Agreement. (*)

                  99.6     Press Release dated May 7, 2001. (*)

(*) Previously filed with Telemate.Net's Current Report on Form 8-K filed with the SEC on May 16, 2001.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       TELEMATE.NET SOFTWARE, INC.



                                       By: /s/ Janet Van Pelt
                                          --------------------------------------
                                          Janet Van Pelt
                                          Senior Vice President, Finance and
                                          Operations, Chief Financial Officer,
                                          and Treasurer


Dated: June 6, 2001

                                  EXHIBIT INDEX

              EXHIBIT NO.                        DOCUMENT
              -----------                        --------
                  2.1      Agreement and Plan of Merger dated as of May 4, 2001
                           among Verso Technologies, Inc., Telemate.Net
                           Software, Inc. and Titan Acquiring Sub, Inc. (The
                           schedules to the Agreement and Plan of Merger have
                           been omitted from this report pursuant to Item
                           601(b)(2) of Regulation S-K, and the Registrant
                           agrees to furnish copies of such omitted exhibits and
                           schedules supplementally to the Securities and
                           Exchange Commission upon request.) (*)

                  2.2 First Amendment to the Agreement and Plan of Merger dated June 1, 2001 among Verso Technologies, Inc.,
                           Telemate.Net Software, Inc. and Titan Acquiring Sub,
                           Inc.

                  99.6 Series B Preferred Stock Purchase Agreement dated as of May 4, 2001 between Verso Technologies, Inc. and
                           Telemate.Net Software, Inc. (Certain of the exhibits and schedules to the Stock Purchase Agreement have been omitted from this report pursuant to Item
                           601(b)(2) of Regulation S-K, and the Registrant agrees to furnish copies of such omitted exhibits and schedules supplementally to the Securities and Exchange Commission upon request.) (*)

                  99.7     First Amendment to the Series B preferred Stock
                           Purchase Agreement dated as of June 1, 2001 between
                           Verso Technologies, Inc. and Telemate.Net Software,
                           Inc. (Certain of the exhibits and schedules to the Stock Purchase Agreement have been omitted from this report pursuant to Item 601(b)(2) of Regulation S-K, and the Registrant agrees to furnish copies of such omitted exhibits and schedules supplementally to the Securities and Exchange Commission upon request.)

                  99.8 The Verso Voting Agreement entered into in connection with the Merger Agreement. (*)

                  99.9 The Telemate.Net Voting Agreement entered into in connection with the Merger Agreement. (*)

                  99.10 Form of Affiliate Agreement to be executed in connection with the Merger Agreement. (*)

                  99.6     Press Release dated May 7, 2001. (*)

(*) Previously filed with Telemate.Net's Current Report on Form 8-K filed with the SEC on May 16, 2001.


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